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                                                                    EXHIBIT 23.5



                           CONSENT OF LEHMAN BROTHERS



     We hereby consent to the use of our opinion letter dated August 25, 1999 to the Board of Directors of Bay View Capital Corporation (the "Company") attached as Appendix B to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary - The Merger," 'Background of the Merger" and "Opinion of Bay View Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                   LEHMAN BROTHERS, INC.



                                   By: /s/ PHILIP R. ERLANGER
                                       ----------------------
                                       Philip R. Erlanger
                                       Managing Director


Los Angeles, California
September 2, 1999